Exhibit 99.1

Financial Contact: Sarah Cook Knowles Investor Relations Email: investorrelations@knowles.com

Knowles Reports Q4 & Full Year 2023 Financial Results and Provides Outlook for Q1 2024

Q4 Cash from Operations above the High End of Guidance Range
Full Year operating cash flow and free cash flow margins of 17% and 15% of Revenues, respectively
Completed the acquisition of Cornell Dubilier in Q4
Full Year 2023 Share Repurchases of $48 million

ITASCA, Ill., February 7, 2024 — Knowles Corporation (NYSE: KN), ("Knowles" the "Company"), a leading global supplier of high performance components and solutions, including capacitors and radio frequency ("RF") filters, advanced medtech microphones and balanced armature speakers, and MEMS microphones for the consumer electronic market, today announced results for the fourth quarter and year ended December 31, 2023.

“Revenue of $215 million was in line with our expectations and up 9% versus the fourth quarter of 2022 with all three segments increasing on a year over year basis. I am pleased to report Knowles delivered Net Cash from Operating Activities of $60 million, which was well above the high end of the guidance,” commented Jeffrey Niew, president and CEO of Knowles. “We closed the year with solid execution across our businesses even though we experienced challenges in our industrial and distribution end markets. We are also excited to have successfully completed the acquisition of Cornell Dubilier and while it has only been two months since we closed, we are confident in the synergy opportunities resulting from the acquisition. Reflecting on 2023, it was another year where we made significant progress in transitioning our company’s portfolio to higher value markets and products."

Mr. Niew continued, “As we look to the first quarter of 2024, we expect to see strong year over year organic growth despite excess channel inventory in some of our end markets. The Cornell Dubilier acquisition is anticipated to further add to growth and profitability. In total, revenue is expected to be up 35% and Non-GAAP Diluted EPS is expected to grow significantly from first quarter 2023 levels."

Financial Highlights
The following table highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis (in millions, except per share data):

	Q4-23	Q3-23	Q4-22
Revenues	$215.2	$175.1	$197.1
Gross profit	$78.4	$77.5	$75.3
(as a % of revenues)	36.4%	44.3%	38.2%
Non-GAAP gross profit	$80.2	$78.1	$79.6
(as a % of revenues)	37.3%	44.6%	40.4%
Diluted earnings (loss) per share*	$0.52	$0.18	$(2.28)
Non-GAAP diluted earnings per share	$0.28	$0.31	$0.33
Net cash provided by operating activities	$60.4	$39.9	$46.8
* Current period results include $0.42 per share of one-time tax benefits, partially offset by $0.07 per share in stock-based compensation expense, $0.06 per share in acquisition-related costs, $0.04 per share in intangibles amortization expense, and $0.01 per share in restructuring charges that are excluded from non-GAAP results.

First Quarter 2024 Outlook
The forward looking guidance for the quarter ending March 31, 2024 is as follows:

	GAAP	Adjustments	Non-GAAP
Revenues	$190 to $200 million	—	$190 to $200 million
Diluted earnings per share	$0.02 to $0.06	$0.14	$0.16 to $0.20
Net cash provided by operating activities	$0 to $10 million	—	$0 to $10 million

Q1 2024 GAAP results are expected to include approximately $0.06 per share in stock-based compensation and $0.05 per share in amortization of intangibles, and $0.03 per share in integration and production transfer costs related to the acquisition of Cornell Dubilier that are excluded from non-GAAP results.

Non-GAAP Financial Measures
In addition to the GAAP results included in this press release, Knowles has presented supplemental non-GAAP financial measures including non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes, non-GAAP diluted earnings per share, free cash flow, free cash flow margin, operating cash flow as a percent of revenue, net debt, as well as other metrics on a non-GAAP basis that exclude certain amounts that are included in the most directly comparable GAAP measure to facilitate evaluation of Knowles’ operating performance. Non-GAAP results are not presented in accordance with GAAP. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles’ performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance including, for example, stock-based compensation, certain intangibles amortization expense, impairment charges, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time today.

Investors can also listen to the conference call at 3:30 p.m. Central time today by calling (888) 596-4144 (United States) or (646) 968-2525 (International). The conference call replay will be available after 7:00 p.m. Central time today through 11:59 p.m. Central time on February 14, 2024 at (800) 770-2030 (United States) or (609) 800-9909 (International). The conference ID is 3966457 followed by # key.

About Knowles
Knowles is market leader and global provider of high performance capacitors and radio frequency ("RF") filtering products, and advanced micro-acoustic microphones and balanced armature speakers, audio solutions, serving the medtech, defense, consumer electronics, electric vehicle, industrial, and communications markets. Knowles' focus on the customer, combined with unique technology, proprietary manufacturing techniques, and global operational expertise, enables us to deliver innovative solutions across multiple applications. Knowles, founded in 1946 and headquartered in Itasca, Illinois, has approximately 7,700 employees at facilities located in 15 countries around the world. For more information, visit knowles.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, such as statements about our future plans, objectives, expectations, financial performance, and continued business operations. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release, including those statements related to our expectations regarding the integration of Cornell Dubilier, are based on currently available information and the current expectations, forecasts, and assumptions of Knowles’ management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements. Other risks and uncertainties include, but are not limited to: if we are unsuccessful in identifying or completing a strategic alternative for our Consumer MEMS Microphone segment, unforeseen changes in MEMS microphone demand from our largest customers, particularly our top five customers, who represent a significant portion of revenues for our Consumer MEMS Microphone segment; our ongoing ability to execute our strategy to diversify our end markets and customers; our ability to stem or overcome price erosion in our segments; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; risks associated with increasing our inventories in advance of anticipated orders by customers; global economic instability, including due to inflation, rising interest rates, negative impacts caused by pandemics and public health crises, or the impacts of geopolitical uncertainties; the impact of changes to laws and regulations that affect the Company’s ability to offer products or services to customers in different regions; our ability to achieve reductions in our operating expenses; the ability to qualify our products and facilities with customers; our ability to obtain, enforce, defend or monetize our intellectual property rights; disruption caused by a cybersecurity incident, including a cyber attack, cyber breach, theft, or other unauthorized access; difficulties or delays in and/or the Company’s inability to realize expected synergies from its acquisitions; increases in the costs of critical raw materials and components; availability of raw materials and components; managing new product ramps and introductions for our customers; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs in order to maintain and increase our revenue; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble, and test our products and sub-components; escalating international trade tensions, new or increased tariffs and trade wars among countries; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company; a sustained decline in our stock price and market capitalization may result in the impairment of certain intangible or long-lived assets; market risk associated with fluctuations in commodity prices, particularly for various precious metals used in our manufacturing operation, changes in tax laws, changes in tax rates and exposure to additional tax liabilities; and other risks, relevant factors, and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR SUPPLEMENT - FOURTH QUARTER 2023

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Quarter Ended
	December 31, 2023	September 30, 2023	December 31, 2022
Revenues	$215.2	$175.1	$197.1
Cost of goods sold	136.6	102.7	117.2
(Gain) loss on sale of fixed assets	—	(5.2)	0.5
Restructuring charges - cost of goods sold	0.2	0.1	4.1
Gross profit	78.4	77.5	75.3
Research and development expenses	19.0	19.8	18.0
Selling and administrative expenses	45.4	34.6	33.3
Impairment charges	—	—	231.1
Restructuring charges	0.4	1.5	(0.2)
Operating expenses	64.8	55.9	282.2
Operating earnings (loss)	13.6	21.6	(206.9)
Interest expense, net	3.2	0.6	1.2
Other expense (income), net	0.2	(0.5)	0.4
Earnings (loss) before income taxes	10.2	21.5	(208.5)
(Benefit from) provision for income taxes	(37.2)	4.9	(0.5)
Net earnings (loss)	$47.4	$16.6	$(208.0)

Net earnings (loss) per share:
Basic	$0.53	$0.18	$(2.28)
Diluted	$0.52	$0.18	$(2.28)

Weighted-average common shares outstanding:
Basic	90.0	90.8	91.0
Diluted	90.7	91.4	91.0

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Year Ended
	December 31, 2023	December 31, 2022
Revenues	$707.6	$764.7
Cost of goods sold	435.5	455.7
(Gain) loss on sale of fixed assets	(10.0)	0.5
Restructuring charges - cost of goods sold	(1.3)	32.2
Gross profit	283.4	276.3
Research and development expenses	78.5	81.7
Selling and administrative expenses	150.3	128.9
Impairment charges	—	470.9
Restructuring charges	3.5	9.6
Operating expenses	232.3	691.1
Operating earnings (loss)	51.1	(414.8)
Interest expense, net	5.4	3.9
Other expense (income), net	0.7	(0.5)
Earnings (loss) before income taxes	45.0	(418.2)
(Benefit from) provision for income taxes	(27.4)	11.9
Net earnings (loss)	$72.4	$(430.1)

Net earnings (loss) per share:
Basic	$0.80	$(4.69)
Diluted	$0.79	$(4.69)

Weighted-average common shares outstanding:
Basic	90.9	91.7
Diluted	91.6	91.7

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except per share amounts)
(unaudited)

	Quarter Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Gross profit	$78.4	$77.5	$75.3	$283.4	$276.3
Gross profit as % of revenues	36.4%	44.3%	38.2%	40.1%	36.1%
Stock-based compensation expense	0.4	0.5	0.2	2.1	1.6
Restructuring charges	0.2	0.1	4.1	(1.3)	32.2
Production transfer costs (2)	0.4	—	—	0.4	—
Acquisition-related costs (3)	0.8	—	—	0.8	—
Non-GAAP gross profit	$80.2	$78.1	$79.6	$285.4	$310.1
Non-GAAP gross profit as % of revenues	37.3%	44.6%	40.4%	40.3%	40.6%
Research and development expenses	$19.0	$19.8	$18.0	$78.5	$81.7
Stock-based compensation expense	(1.3)	(1.1)	(1.4)	(5.9)	(5.6)
Intangibles amortization expense	(2.1)	(1.6)	(1.6)	(6.9)	(6.4)
Other (4)	(0.1)	(0.1)	(0.2)	(0.3)	(0.4)
Non-GAAP research and development expenses	$15.5	$17.0	$14.8	$65.4	$69.3
Selling and administrative expenses	$45.4	$34.6	$33.3	$150.3	$128.9
Stock-based compensation expense	(5.5)	(5.3)	(5.4)	(21.0)	(21.4)
Intangibles amortization expense	(2.6)	(1.4)	(1.4)	(6.6)	(5.8)
Acquisition-related costs (3)	(5.6)	(3.0)	—	(8.6)	—
Other (4)	(0.4)	(0.1)	0.7	(0.6)	0.6
Non-GAAP selling and administrative expenses	$31.3	$24.8	$27.2	$113.5	$102.3
Operating expenses	$64.8	$55.9	$282.2	$232.3	$691.1
Stock-based compensation expense	(6.8)	(6.4)	(6.8)	(26.9)	(27.0)
Intangibles amortization expense	(4.7)	(3.0)	(3.0)	(13.5)	(12.2)
Impairment charges	—	—	(231.1)	—	(470.9)
Restructuring charges	(0.4)	(1.5)	0.2	(3.5)	(9.6)
Acquisition-related costs (3)	(5.6)	(3.0)	—	(8.6)	—
Other (4)	(0.5)	(0.2)	0.5	(0.9)	0.2
Non-GAAP operating expenses	$46.8	$41.8	$42.0	$178.9	$171.6
Net earnings (loss)	$47.4	$16.6	$(208.0)	$72.4	$(430.1)
Interest expense, net	3.2	0.6	1.2	5.4	3.9
(Benefit from) provision for income taxes	(37.2)	4.9	(0.5)	(27.4)	11.9
Earnings (loss) before interest and income taxes	13.4	22.1	(207.3)	50.4	(414.3)
Earnings (loss) before interest and income taxes as % of revenues	6.2%	12.6%	(105.2)%	7.1%	(54.2)%
Stock-based compensation expense	7.2	6.9	7.0	29.0	28.6
Intangibles amortization expense	4.7	3.0	3.0	13.5	12.2
Impairment charges	—	—	231.1	—	470.9
Restructuring charges	0.6	1.6	3.9	2.2	41.8
Production transfer costs (2)	0.4	—	—	0.4	—
Acquisition-related costs (3)	6.4	3.0	—	9.4	—
Other (4)	0.5	0.2	(0.5)	0.9	3.2
Adjusted earnings before interest and income taxes	$33.2	$36.8	$37.2	$105.8	$142.4
Adjusted earnings before interest and income taxes as % of revenues	15.4%	21.0%	18.9%	15.0%	18.6%
Net earnings (loss)	47.4	16.6	(208.0)	72.4	(430.1)
Interest expense, net	3.2	0.6	1.2	5.4	3.9
(Benefit from) provision for income taxes	(37.2)	4.9	(0.5)	(27.4)	11.9
Earnings (loss) before interest and income taxes	13.4	22.1	(207.3)	50.4	(414.3)
Non-GAAP reconciling adjustments (6)	19.8	14.7	244.5	55.4	556.7
Depreciation expense	8.0	7.6	9.2	33.0	41.7
Adjusted earnings before interest, income taxes, depreciation, and amortization ("EBITDA")	41.2	44.4	46.4	138.8	184.1
Adjusted EBITDA as a % of revenues	19.1%	25.4%	23.5%	19.6%	24.1%

	Quarter Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
(Benefit from) provision for income taxes	$(37.2)	$4.9	$(0.5)	$(27.4)	$11.9
Income tax effects of non-GAAP reconciling adjustments (5)	41.3	2.0	5.8	45.6	7.3
Non-GAAP provision for income taxes	$4.1	$6.9	$5.3	$18.2	$19.2

Net earnings (loss)	$47.4	$16.6	$(208.0)	$72.4	$(430.1)
Non-GAAP reconciling adjustments (6)	19.8	14.7	244.5	55.4	556.7
Income tax effects of non-GAAP reconciling adjustments (5)	41.3	2.0	5.8	45.6	7.3
Non-GAAP net earnings	$25.9	$29.3	$30.7	$82.2	$119.3

Diluted earnings (loss) per share	$0.52	$0.18	$(2.28)	$0.79	$(4.69)
(Loss) earnings per share non-GAAP reconciling adjustment	(0.24)	0.13	2.61	0.09	5.95
Non-GAAP diluted earnings per share	$0.28	$0.31	$0.33	$0.88	$1.26

Diluted average shares outstanding	90.7	91.4	91.0	91.6	91.7
Non-GAAP adjustment (7)	2.2	2.6	2.5	2.3	2.9
Non-GAAP diluted average shares outstanding (7)	92.9	94.0	93.5	93.9	94.6
Notes:
(1)    In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures that exclude certain amounts that are included in the most directly comparable GAAP measures. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles' performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.
(2)    Production transfer costs represent duplicate costs incurred to migrate manufacturing to facilities primarily in the United States. These amounts are included in the corresponding Gross profit and Earnings (loss) before interest and income taxes for each period presented.
(3)    These expenses are related to the acquisition of Cornell Dubilier by the Precision Devices segment. These expenses principally include costs incurred by the Company to carry out this transaction as well as ongoing costs to facilitate integration.
(4)    In 2023, Other expenses include non-recurring professional service fees related to an execution of a reorganization. In addition, Other expenses include the ongoing net lease cost (income) related to facilities not used in operations. In 2022, Other expenses represent an adjustment to pre-spin-off pension obligations of $3.4 million, which was recorded during the second quarter of 2022 in the Other expense (income), net line on the Consolidated Statements of Earnings, and the ongoing net lease cost related to facilities not used in operations.
(5)    Income tax effects of non-GAAP reconciling adjustments are calculated using the applicable tax rates in the jurisdictions of the underlying adjustments. In 2023, these adjustments include one-time tax benefits.
(6)    The non-GAAP reconciling adjustments are those adjustments made to reconcile Earnings (loss) before interest and income taxes to Adjusted earnings before interest and income taxes.
(7)    The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)
(unaudited)

	December 31, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$87.3	$48.2
Receivables, net of allowances of $0.2 and $1.1	135.3	134.7
Inventories, net	196.4	169.5
Prepaid and other current assets	9.8	10.0
Total current assets	428.8	362.4
Property, plant, and equipment, net	175.4	161.8
Goodwill	540.7	471.0
Intangible assets, net	189.4	85.1
Operating lease right-of-use assets	13.1	12.6
Other assets and deferred charges	115.4	91.0
Total assets	$1,462.8	$1,183.9

Current liabilities:
Current maturities of long-term debt	$47.1	$—
Accounts payable	51.3	41.4
Accrued compensation and employee benefits	33.0	26.9
Operating lease liabilities	5.1	8.4
Other accrued expenses	25.0	19.9
Federal and other taxes on income	3.1	2.5
Total current liabilities	164.6	99.1
Long-term debt	224.1	45.0
Deferred income taxes	0.7	0.9
Long-term operating lease liabilities	8.2	7.2
Other liabilities	31.1	38.8
Commitments and contingencies
Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 97,297,703 and 89,092,871 shares issued and outstanding at December 31, 2023, respectively, and 96,431,604 and 91,078,376 shares issued and outstanding at December 31, 2022, respectively	1.0	1.0
Treasury stock - at cost; 8,204,832 and 5,353,228 shares at December 31, 2023 and 2022, respectively	(151.2)	(103.3)
Additional paid-in capital	1,689.9	1,665.5
Accumulated deficit	(375.8)	(448.2)
Accumulated other comprehensive loss	(129.8)	(122.1)
Total stockholders' equity	1,034.1	992.9
Total liabilities and stockholders' equity	$1,462.8	$1,183.9

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Years Ended December 31,
	2023	2022
Operating Activities
Net earnings (loss)	$72.4	$(430.1)
Adjustments to reconcile net earnings (loss) to cash from operating activities:
Depreciation and amortization	46.5	53.9
Stock-based compensation	29.0	28.6
Impairment charges	—	470.9
Non-cash restructuring charges	(1.8)	13.5
Non-cash interest expense and amortization of debt issuance costs	2.0	0.7
Deferred income taxes	(40.3)	1.6
(Gain) loss on sale or disposal of fixed assets	(10.0)	0.5
Other, net	(0.9)	(5.9)
Changes in assets and liabilities (excluding effects of foreign exchange):
Receivables, net	12.7	11.1
Inventories, net	11.5	(22.8)
Prepaid and other current assets	(0.4)	2.0
Accounts payable	6.2	(41.2)
Accrued compensation and employee benefits	4.0	(15.0)
Other accrued expenses	(2.0)	(0.3)
Accrued taxes	(0.4)	1.3
Other non-current assets and non-current liabilities	(5.8)	17.5
Net cash provided by operating activities	122.7	86.3

Investing Activities
Acquisitions of businesses	(136.9)	(0.7)
Acquisition of asset	(0.3)	—
Capital expenditures	(16.9)	(32.1)
Proceeds from the sale of property, plant, and equipment	12.5	0.1
Purchase of investments	(0.4)	(0.4)
Proceeds from the sale of investments	0.4	0.4
Net cash used in investing activities	(141.6)	(32.7)

Financing Activities
Borrowings under revolving credit facility	150.0	23.0
Payments under revolving credit facility	(35.0)	(48.0)
Repurchase of common stock	(47.5)	(44.0)
Tax on stock option exercises and restricted and performance stock unit vesting	(6.2)	(6.9)
Payments of finance lease obligations	(2.5)	(4.8)
Payments of debt issuance costs	(2.2)	—
Proceeds from exercise of stock-based awards	1.6	7.5
Net cash provided by (used in) financing activities	58.2	(73.2)

Effect of exchange rate changes on cash and cash equivalents	(0.2)	(1.1)

Net increase (decrease) in cash and cash equivalents	39.1	(20.7)
Cash and cash equivalents at beginning of period	48.2	68.9
Cash and cash equivalents at end of period	$87.3	$48.2

KNOWLES CORPORATION
RECONCILIATION OF GAAP LIQUIDITY MEASURES TO NON-GAAP LIQUIDITY MEASURES
(in millions)
(unaudited)

Net cash provided by operating activities to Free cash flow (1)
Year Ended December 31, 2023
Net cash provided by operating activities	$122.7
Net cash provided by operating activities as % of revenues	17.3%
Less: Capital expenditures	(16.9)
Free cash flow	$105.8
Free cash flow as % of revenues	15.0%

Debt to Net debt (2)
December 31, 2023
Current maturities of long-term debt	$47.1
Long-term debt	224.1
Total debt	271.2
Less: Cash and cash equivalents	(87.3)
Net debt	$183.9

(1) In addition to measuring cash flow generation and usage based upon the operating, investing, and financing classifications included in the Consolidated Statements of Cash Flows, Knowles also measures free cash flow and free cash flow as a percentage of revenues. Free cash flow is defined as cash provided by operating activities less capital expenditures. Knowles believes these measures are useful in measuring its cash generated from operations that is available to repay debt, fund acquisitions, and repurchase Knowles’ common stock. Free cash flow and free cash flow as a percentage of revenues are not presented in accordance with GAAP and may not be comparable to similarly titled measures used by other companies in our industry. As such, free cash flow and free cash flow as a percentage of revenues should not be considered in isolation from, or as an alternative to, any other liquidity measures determined in accordance with GAAP.
(2) In addition to evaluating its financial position based upon the financial measures included in the Consolidated Balance Sheets, Knowles also uses net debt. Net debt is defined as total debt, which includes current maturities of long-term debt and long-term debt, less cash and cash equivalents. Knowles believes this measure is useful in evaluating its financial position. Net debt is not presented in accordance with GAAP and may not be comparable to similarly titled measures used by other companies in our industry. As such, net debt should not be considered in isolation from, or as an alternative to, any other liquidity measures determined in accordance with GAAP.